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                                                                      EXHIBIT 12

                                    HCA INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
             FOR THE QUARTERS AND SIX MONTHS JUNE 30, 2002 AND 2001
                             (DOLLARS IN MILLIONS)

                                                                 QUARTER        SIX MONTHS
                                                              -------------   ---------------
                                                              2002    2001     2002     2001
                                                              -----   -----   ------   ------
EARNINGS:
Income before minority interests and income taxes...........  $ 623   $ 460   $1,284   $1,032
Fixed charges, excluding capitalized interest...............    137     168      286      337
                                                              -----   -----   ------   ------
                                                              $ 760   $ 628   $1,570   $1,369
                                                              =====   =====   ======   ======
FIXED CHARGES:
Interest charged to expense.................................  $ 108   $ 139   $  229   $  281
Interest portion of rental expense and amortization of
  deferred loan costs.......................................     29      29       57       56
                                                              -----   -----   ------   ------
Fixed charges, excluding capitalized interest...............    137     168      286      337
Capitalized interest........................................     10       3       13        7
                                                              -----   -----   ------   ------
                                                              $ 147   $ 171   $  299   $  344
                                                              =====   =====   ======   ======
Ratio of earnings to fixed charges..........................   5.17    3.67     5.25     3.98